EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Loan Originations And Maintains Outstanding Performance Ratios in All Areas

CONWAY, Ark., July 19, 2018 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced record quarterly loan originations of $957.9 million with a loan yield of 5.66% resulting in $198.8 million of organic loan growth.   The Company reported record quarterly profit of $76.0 million, record pre-tax income of $100.3 million and record diluted earnings per share of $0.44 per share.  Additionally, the Company’s performance ratios showed continued improvement with a net interest margin of 4.47%, return on average assets of 2.13%, return on average common equity of 13.54%, return on average tangible common equity excluding intangible amortization (non-GAAP)1 of 24.27%, and an efficiency ratio of 36.74%.

“I have no complaints about our results for this quarter.  They were outstanding,” said John Allison, Chairman.  “Our average assets have grown $3.77 billion or, 36%, while net income has grown approximately $26 million, or 52%, and EPS increased $0.09, or 26%, compared to prior year.  In addition, the loan portfolio increased $572.2 million, or 5.5%, through $198.8 million of organic loan growth and the acquisition of Shore Premier Finance this quarter.”

“We achieved an impressive return on average assets of 2.13% for the second quarter. We also maintained strong asset quality while growing the portfolio with non-performing loans to total loans of 0.52% and non-performing assets to total assets of 0.50%,” added Tracy French, Centennial Bank President and Chief Executive Officer.  “We are excited to add Shore Premier Finance to the Centennial family and look forward to growing our new marine lending division.”

1 The calculation of this metric and the reconciliation to generally accepted accounting principles (“GAAP”) is included in the schedules accompanying this release.

“We are once again proud to report our most profitable quarter in the Company’s history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “We had record net interest income with the majority of the organic loan growth being recorded late in the quarter.  With our acquisition of Shore Premier Finance plus our organic loan growth, the Company’s daily run rate continues to improve.  Plus, our team has continued to control expenses improving our efficiency ratio from an impressive 37.48% for the second quarter of 2017 to an incredible 36.74% for the second quarter of 2018.  This becomes even more impressive considering the recent conversion of Stonegate in February and our ability to quickly reap the dividends of consolidation.”

Operating Highlights

Net interest margin, on a fully taxable equivalent basis, was 4.47% for the quarter just ended compared to 4.46% for the first quarter of 2018.  During the quarter, the Company originated loans with an average loan yield of 5.66% compared to loan payoffs with a yield of 5.13%.

The Company recorded a provision for loan loss of $2.7 million during the second quarter of 2018 compared to $387,000 in the second quarter of 2017.  The Company continues to see improvement in asset quality.  Non-performing loans to total loans was 0.52% as of June 30, 2018 compared to 0.60% as of June 30, 2017, an improvement of 13.3%. Non-performing assets to total assets also improved from 0.60% as of June 30, 2017 to 0.50% as of June 30, 2018, an improvement of 16.7%. For the second quarter of 2018, net charge-offs were $1.4 million compared to net charge-offs of $1.7 million for the first quarter of 2018.

The Company reported $27.7 million of non-interest income for the second quarter of 2018.  The most important components of the second quarter non-interest income were $9.8 million from other service charges and fees, $6.8 million from service charges on deposits accounts, $3.5 million from mortgage lending income, and $3.1 million from other income.

Non-interest expense for the second quarter of 2018 was $63.2 million.  The most important components of the second quarter non-interest expense were $34.5 million from salaries and employee benefits, $16.9 million in other expense and $8.5 million in occupancy and equipment expenses.  For the second quarter of 2018, our efficiency ratio improved to 36.74% from 37.48% reported for the second quarter of 2017.

Financial Condition

Total loans receivable were $10.90 billion at June 30, 2018 compared to $10.33 billion at December 31, 2017.  Total deposits were $10.74 billion at June 30, 2018 compared to $10.39 billion at December 31, 2017.  Total assets were $14.92 billion at June 30, 2018 compared to $14.45 billion at December 31, 2017.

From March 31, 2018 to June 30, 2018, the Company experienced approximately $198.8 million in organic loan growth.  Centennial CFG produced $140.3 million of organic loan growth and had loans of $1.65 billion at June 30, 2018.  Our legacy footprint produced approximately 81% of the $957.9 million in loan originations during the second quarter of 2018.

Non-performing loans at June 30, 2018 were $13.0 million, $43.0 million, $52,000, $776,000 and zero in the Arkansas, Florida, Alabama, Shore Premier and Centennial CFG markets, respectively, for a total of $56.8 million.  Non-performing assets at June 30, 2018 were $21.0 million, $51.5 million, $1.4 million, $776,000 and zero in the Arkansas, Florida, Alabama, Shore Premier and Centennial CFG markets, respectively, for a total of $74.6 million.

The Company’s allowance for loan losses was $111.5 million at June 30, 2018, or 1.02% of total loans, compared to $110.3 million, or 1.07% of total loans, at December 31, 2017. This decrease is primarily the result of acquiring the Shore Premier Finance loans which do not have an associated allowance for loan losses as a result of purchase accounting requiring them to be marked to fair value at acquisition.  As of June 30, 2018, and December 31, 2017, the Company’s allowance for loan losses was 196% and 247% of its total non-performing loans, respectively.

Stockholders’ equity was $2.31 billion at June 30, 2018 compared to $2.20 billion at December 31, 2017, an increase of $109.7 million. The increase in stockholders’ equity is primarily associated with the $111.9 million increase in retained earnings as well as the issuance of 1.25 million shares of stock with a value of $28.2 million as part of the acquisition of Shore Premier Finance which were partially offset by $20.2 million of comprehensive loss and the repurchase of $15.0 million of our common stock during 2018. Book value per common share was $13.26 at June 30, 2018 compared to $12.70 at December 31, 2017.  Tangible book value per common share was $7.52 at June 30, 2018 compared to $7.07 at December 31, 2017, an annualized increase of 12.8%.

Branches

During the second quarter of 2018, the Company opened one branch location in Jonesboro, Arkansas, and the Company plans to open a loan production office in Chesapeake, Virginia under the management of Shore Premier Finance during the 3rd quarter of 2018.  The Company currently has 77 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10121421.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10121421, which will be available until July 26, 2018 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including earnings, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted; return on average common equity excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share; and the tangible common equity to tangible assets ratio--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the benefits of the Company’s acquisition of Shore Premier Finance (“SPF”) and the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  (i) the risk that the benefits from the acquisition of SPF may not be fully realized or may take longer to realize than expected, including as a result of any delay in or failure to receive regulatory approval of the proposed loan production office through which SPF will be operated, changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and SPF operate; (ii) the ability to promptly and effectively integrate the business of SFP into the Company; (iii) the reaction to the transaction of the Company’s and SPF’s customers, employees and counterparties; (iv) diversion of management time on acquisition-related issues; (v) economic conditions, credit quality, interest rates and loan demand; (vi) the ability to successfully integrate future acquisitions; (vii) increased regulatory requirements as a result of our exceeding $10 billion in total assets; (viii) legislative and regulatory changes; (ix) technological changes and cybersecurity risks; (x) competition from other financial institutions; (xi) changes in the assumptions used in making the forward-looking statements; and (xii) other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(In thousands)	2018	2018	2017	2017	2017

ASSETS

Cash and due from banks	$197,658	$185,479	$166,915	$197,953	$147,041
Interest-bearing deposits with other banks	298,085	325,122	469,018	354,367	313,447
Cash and cash equivalents	495,743	510,601	635,933	552,320	460,488
Federal funds sold	500	1,825	24,109	4,545	-
Investment securities - available-for-sale	1,718,704	1,693,018	1,663,517	1,575,685	1,400,431
Investment securities - held-to-maturity	204,401	213,731	224,756	234,945	254,161
Loans receivable	10,897,970	10,325,736	10,331,188	10,286,193	7,834,475
Allowance for loan losses	(111,516)	(110,212)	(110,266)	(111,620)	(80,138)
Loans receivable, net	10,786,454	10,215,524	10,220,922	10,174,573	7,754,337
Bank premises and equipment, net	234,634	235,607	237,439	239,990	207,071
Foreclosed assets held for sale	17,853	20,134	18,867	21,701	18,789
Cash value of life insurance	147,281	147,424	146,866	146,158	97,684
Accrued interest receivable	45,682	45,361	45,708	41,071	32,445
Deferred tax asset, net	78,435	78,328	76,564	121,787	68,368
Goodwill	956,418	927,949	927,949	929,129	420,941
Core deposit and other intangibles	46,101	47,726	49,351	50,982	21,019
Other assets	191,914	186,001	177,779	163,081	136,494
Total assets	$14,924,120	$14,323,229	$14,449,760	$14,255,967	$10,872,228

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,523,553	$2,473,602	$2,385,252	$2,555,465	$1,957,677
Savings and interest-bearing transaction accounts	6,573,902	6,437,408	6,476,819	6,341,883	4,335,456
Time deposits	1,638,578	1,485,605	1,526,431	1,551,422	1,474,255
Total deposits	10,736,033	10,396,615	10,388,502	10,448,770	7,767,388
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	139,750	150,315	147,789	149,531	133,741
FHLB and other borrowed funds	1,309,950	1,115,061	1,299,188	1,044,333	1,099,478
Accrued interest payable and other liabilities	55,971	54,845	41,959	38,782	37,751
Subordinated debentures	368,403	368,212	368,031	367,835	357,838
Total liabilities	12,610,107	12,085,048	12,245,469	12,049,251	9,396,196

Stockholders' equity
Common stock	1,745	1,736	1,736	1,737	1,431
Capital surplus	1,693,337	1,671,141	1,675,318	1,674,642	940,821
Retained earnings	642,540	585,586	530,658	526,448	527,338
Accumulated other comprehensive (loss) income	(23,609)	(20,282)	(3,421)	3,889	6,442
Total stockholders' equity	2,314,013	2,238,181	2,204,291	2,206,716	1,476,032
Total liabilities and stockholders' equity	$14,924,120	$14,323,229	$14,449,760	$14,255,967	$10,872,228

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(In thousands)	2018	2018	2017	2017	2017	2018	2017

Interest income
Loans	$152,996	$148,065	$147,426	$113,269	$112,732	$301,061	$218,494
Investment securities
Taxable	8,979	8,970	7,793	7,071	6,434	17,949	11,912
Tax-exempt	3,368	3,006	3,025	3,032	2,966	6,374	5,910
Deposits - other banks	1,206	929	736	538	727	2,135	1,035
Federal funds sold	12	6	1	3	4	18	6

Total interest income	166,561	160,976	158,981	123,913	122,863	327,537	237,357

Interest expense
Interest on deposits	18,164	14,806	12,946	8,535	6,810	32,970	12,296
Federal funds purchased	-	1	1	-	-	1	-
FHLB borrowed funds	4,245	4,580	3,806	3,408	3,710	8,825	7,299
Securities sold under agreements to repurchase	372	376	325	232	196	748	361
Subordinated debentures	5,168	5,004	4,934	4,969	4,795	10,172	5,234

Total interest expense	27,949	24,767	22,012	17,144	15,511	52,716	25,190

Net interest income	138,612	136,209	136,969	106,769	107,352	274,821	212,167
Provision for loan losses	2,722	1,600	4,926	35,023	387	4,322	4,301
Net interest income after
provision for loan losses	135,890	134,609	132,043	71,746	106,965	270,499	207,866

Non-interest income
Service charges on deposit accounts	6,780	6,075	6,566	6,408	5,966	12,855	11,948
Other service charges and fees	9,797	10,155	10,144	8,490	8,576	19,952	17,493
Trust fees	379	446	548	365	309	825	765
Mortgage lending income	3,477	2,657	3,573	3,172	3,750	6,134	6,541
Insurance commissions	526	679	466	472	465	1,205	1,010
Increase in cash value of life insurance	730	654	738	478	463	1,384	773
Dividends from FHLB, FRB, Bankers' Bank & other	1,600	877	1,030	834	472	2,477	1,621
Gain on acquisitions	-	-	-	-	-	-	3,807
Gain (loss) on SBA loans	262	182	-	163	387	444	575
Gain (loss) on branches, equipment and other assets, net	-	7	2	(1,337)	431	7	375
Gain (loss) on OREO, net	1,046	405	176	335	393	1,451	514
Gain (loss) on securities, net	-	-	1,193	136	380	-	803
Other income	3,076	3,668	2,856	1,941	2,825	6,744	4,662

Total non-interest income	27,673	25,805	27,292	21,457	24,417	53,478	50,887

Non-interest expense
Salaries and employee benefits	34,476	35,014	35,404	28,510	28,034	69,490	55,455
Occupancy and equipment	8,519	8,983	9,009	7,887	7,034	17,502	13,715
Data processing expense	3,339	3,986	3,559	2,853	2,863	7,325	5,586
Other operating expenses	16,894	15,397	15,246	31,596	13,072	32,291	31,388

Total non-interest expense	63,228	63,380	63,218	70,846	51,003	126,608	106,144

Income before income taxes	100,335	97,034	96,117	22,357	80,379	197,369	152,609
Income tax expense	24,310	23,970	72,808	7,536	30,282	48,280	55,656
Net income	$76,025	$73,064	$23,309	$14,821	$50,097	$149,089	$96,953

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
(Dollars and shares in thousands, except per share data)	2018	2018	2017	2017	2017	2018	2017

PER SHARE DATA

Diluted earnings per common share	$0.44	$0.42	$0.13	$0.10	$0.35	$0.86	$0.68
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	0.44	0.42	0.35	0.32	0.35	0.86	0.68
Basic earnings per common share	0.44	0.42	0.13	0.10	0.35	0.86	0.68
Dividends per share - common	0.1100	0.1100	0.1100	0.1100	0.0900	0.2200	0.1800
Book value per common share	13.26	12.89	12.70	12.71	10.32	13.26	10.32
Tangible book value per common share (non-GAAP)(1)	7.52	7.27	7.07	7.06	7.23	7.52	7.23

STOCK INFORMATION

Average common shares outstanding	173,403	173,761	173,641	144,238	143,282	173,581	142,538
Average diluted shares outstanding	173,936	174,383	174,349	144,987	144,116	174,168	143,270
End of period common shares outstanding	174,511	173,603	173,633	173,666	143,071	174,511	143,071

ANNUALIZED PERFORMANCE METRICS

Return on average assets	2.13%	2.08%	0.66%	0.54%	1.86%	2.11%	1.86%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	2.13%	2.08%	1.69%	1.70%	1.88%	2.11%	1.88%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.32%	2.27%	0.73%	0.59%	1.96%	2.30%	1.96%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (ROA, as adjusted) (non-GAAP)(1)	3.15%	3.07%	3.10%	2.94%	3.19%	3.11%	3.25%
Return on average common equity	13.54%	13.38%	4.17%	3.88%	13.83%	13.46%	13.84%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	24.27%	24.33%	7.78%	5.80%	20.09%	24.30%	20.09%
Efficiency ratio	36.74%	37.83%	37.05%	53.77%	37.48%	37.28%	39.12%
Efficiency ratio, as adjusted (non-GAAP)(1)	37.03%	37.97%	37.35%	39.12%	37.29%	37.49%	37.13%
Net interest margin - FTE	4.47%	4.46%	4.47%	4.40%	4.50%	4.47%	4.60%
Fully taxable equivalent adjustment	$1,403	$1,209	$1,983	$1,846	$2,016	$2,612	$4,027
Total revenue	194,234	186,781	186,273	145,370	147,280	381,015	288,244
Total purchase accounting accretion	10,669	10,608	12,397	7,174	8,497	21,276	16,145
Average purchase accounting loan discounts	153,624	164,122	178,027	97,978	104,384	159,443	101,403

OTHER OPERATING EXPENSES

Advertising	$1,142	$962	$898	$795	$812	$2,104	$1,510
Merger and acquisition expenses	-	-	-	18,227	789	-	7,516
Amortization of intangibles	1,624	1,626	1,631	906	866	3,250	1,670
Electronic banking expense	1,828	1,878	1,777	1,712	1,654	3,706	3,173
Directors' fees	318	330	313	309	324	648	637
Due from bank service charges	242	219	254	472	456	461	876
FDIC and state assessment	2,788	1,608	1,476	1,293	1,182	4,396	2,470
Insurance	714	887	814	577	543	1,601	1,121
Legal and accounting	858	778	1,194	698	474	1,636	1,101
Other professional fees	1,601	1,639	1,537	1,436	1,233	3,240	2,386
Operating supplies	602	600	602	432	477	1,202	944
Postage	323	344	323	280	295	667	581
Telephone	371	373	347	305	398	744	722
Other expense	4,483	4,153	4,080	4,154	3,569	8,636	6,681

Total other operating expenses	$16,894	$15,397	$15,246	$31,596	$13,072	$32,291	$31,388

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	June. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2018	2018	2017	2017	2017

BALANCE SHEET RATIOS

Total loans to total deposits	101.51%	99.32%	99.45%	98.44%	100.86%
Common equity to assets	15.51%	15.63%	15.25%	15.48%	13.58%
Tangible common equity to tangible assets (non-GAAP)(1)	9.42%	9.46%	9.11%	9.24%	9.91%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,734,315	$4,658,209	$4,600,117	$4,532,402	$3,368,663
Construction/land development	1,662,199	1,641,834	1,700,491	1,648,923	1,315,309
Agricultural	77,053	81,151	82,229	88,295	78,260
Residential real estate loans
Residential 1-4 family	1,960,841	1,915,346	1,970,311	1,968,688	1,513,888
Multifamily residential	540,526	464,194	441,303	497,910	398,781
Total real estate	8,974,934	8,760,734	8,794,451	8,736,218	6,674,901
Consumer	417,499	40,842	46,148	51,515	38,424
Commercial and industrial	1,287,637	1,324,173	1,297,397	1,296,485	994,827
Agricultural	55,768	50,770	49,815	57,489	69,697
Other	162,132	149,217	143,377	144,486	56,626
Loans receivable	$10,897,970	$10,325,736	$10,331,188	$10,286,193	$7,834,475

Discount for credit losses on purchased loans	$129,903	$137,404	$146,557	$158,001	$95,627
Purchased loans, net of discount for credit losses on purchased loans	3,522,753	3,232,004	3,464,990	3,653,079	1,355,922

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$110,212	$110,266	$111,620	$80,138	$80,311
Loans charged off	2,132	2,540	6,936	4,424	1,405
Recoveries of loans previously charged off	714	886	656	883	845
Net loans (recovered)/charged off	1,418	1,654	6,280	3,541	560
Provision for loan losses	2,722	1,600	4,926	35,023	387
Balance, end of period	$111,516	$110,212	$110,266	$111,620	$80,138

Net (recoveries) charge-offs to average total loans	0.05%	0.06%	0.24%	0.18%	0.03%
Allowance for loan losses to total loans	1.02%	1.07%	1.07%	1.09%	1.02%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$37,082	$36,266	$34,032	$34,794	$32,426
Loans past due 90 days or more	19,696	13,223	10,665	29,183	14,442
Total non-performing loans	56,778	49,489	44,697	63,977	46,868
Other non-performing assets
Foreclosed assets held for sale, net	17,853	20,134	18,867	21,701	18,789
Other non-performing assets	3	3	3	3	3
Total other non-performing assets	17,856	20,137	18,870	21,704	18,792
Total non-performing assets	$74,634	$69,626	$63,567	$85,681	$65,660

Allowance for loan losses for loans to non-performing loans	196.41%	222.70%	246.70%	174.47%	170.99%
Non-performing loans to total loans	0.52%	0.48%	0.43%	0.62%	0.60%
Non-performing assets to total assets	0.50%	0.49%	0.44%	0.60%	0.60%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2018			March 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$288,643	$1,206	1.68%	$245,815	$929	1.53%
Federal funds sold	679	12	7.09%	9,682	6	0.25%
Investment securities - taxable	1,528,613	8,979	2.36%	1,560,464	8,970	2.33%
Investment securities - non-taxable - FTE	398,067	4,476	4.51%	345,217	3,997	4.70%
Loans receivable - FTE	10,345,846	153,291	5.94%	10,325,439	148,283	5.82%
Total interest-earning assets	12,561,848	167,964	5.36%	12,486,617	162,185	5.27%
Non-earning assets	1,742,635			1,747,752
Total assets	$14,304,483			$14,234,369

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,451,204	$13,489	0.84%	$6,409,585	$11,242	0.71%
Time deposits	1,611,353	4,675	1.16%	1,513,854	3,564	0.95%
Total interest-bearing deposits	8,062,557	18,164	0.90%	7,923,439	14,806	0.76%
Federal funds purchased	46	-	0.00%	78	1	5.20%
Securities sold under agreement to repurchase	143,952	372	1.04%	152,716	376	1.00%
FHLB borrowed funds	928,357	4,245	1.83%	1,150,091	4,580	1.62%
Subordinated debentures	368,309	5,168	5.63%	368,124	5,004	5.51%
Total interest-bearing liabilities	9,503,221	27,949	1.18%	9,594,448	24,767	1.05%
Non-interest bearing liabilities
Non-interest bearing deposits	2,496,701			2,381,259
Other liabilities	53,149			44,360
Total liabilities	12,053,071			12,020,067
Shareholders' equity	2,251,412			2,214,302
Total liabilities and shareholders' equity	$14,304,483			$14,234,369
Net interest spread			4.18%			4.22%
Net interest income and margin - FTE		$140,015	4.47%		$137,418	4.46%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	June 30, 2018			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$267,347	$2,135	1.61%	$237,617	$1,035	0.88%
Federal funds sold	5,156	18	0.70%	1,305	6	0.93%
Investment securities - taxable	1,544,451	17,949	2.34%	1,183,588	11,912	2.03%
Investment securities - non-taxable - FTE	371,788	8,473	4.60%	346,895	9,598	5.58%
Loans receivable - FTE	10,335,699	301,574	5.88%	7,708,264	218,833	5.72%
Total interest-earning assets	12,524,441	330,149	5.32%	9,477,669	241,384	5.14%
Non-earning assets	1,745,179			1,020,474
Total assets	$14,269,620			$10,498,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,430,509	$24,731	0.78%	$4,216,025	$7,690	0.37%
Time deposits	1,562,873	8,239	1.06%	1,400,501	4,606	0.66%
Total interest-bearing deposits	7,993,382	32,970	0.83%	5,616,526	12,296	0.44%
Federal funds purchased	62	1	3.25%	-	-	0.00%
Securities sold under agreement to repurchase	148,310	748	1.02%	126,390	361	0.58%
FHLB borrowed funds	1,038,612	8,825	1.71%	1,274,823	7,299	1.15%
Subordinated debentures	368,217	10,172	5.57%	207,043	5,234	5.10%
Total interest-bearing liabilities	9,548,583	52,716	1.11%	7,224,782	25,190	0.70%
Non-interest bearing liabilities
Non-interest bearing deposits	2,439,299			1,808,660
Other liabilities	48,779			52,062
Total liabilities	12,036,661			9,085,504
Shareholders' equity	2,232,959			1,412,639
Total liabilities and shareholders' equity	$14,269,620			$10,498,143
Net interest spread			4.21%			4.44%
Net interest income and margin - FTE		$277,433	4.47%		$216,194	4.60%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2018	2018	2017	2017	2017	2018	2017

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$76,025	$73,064	$23,309	$14,821	$50,097	$149,089	$96,953
Adjustments
Gain on acquisitions	-	-	-	-	-	-	(3,807)
Merger and acquisition expenses	-	-	-	18,227	789	-	7,516
Hurricane expenses(2)	-	-	-	33,445	-	-	-
Effect of tax rate change	-	-	36,935	-	-	-	-
Total adjustments	-	-	36,935	51,672	789	-	3,709
Tax-effect of adjustments(3)	-	-	-	20,045	199	-	2,581
Adjustments after-tax (B)	-	-	36,935	31,627	590	-	1,128
Earnings, as adjusted (C)	$76,025	$73,064	$60,244	$46,448	$50,687	$149,089	$98,081

Average diluted shares outstanding (D)	173,936	174,383	174,349	144,987	144,116	174,168	143,270

GAAP diluted earnings per share: A/D	$0.44	$0.42	$0.13	$0.10	$0.35	$0.86	$0.68
Adjustments after-tax: B/D	-	-	0.22	0.22	-	-	-
Diluted earnings per common share excluding gain on acquisitions, merger expenses, hurricane expenses & effect of tax rate change: C/D	$0.44	$0.42	$0.35	$0.32	$0.35	$0.86	$0.68

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/H	2.13%	2.08%	0.66%	0.54%	1.86%	2.11%	1.86%
Return on average assets excluding gain on acquisitions, merger expenses, hurricane expenses & effect of tax rate change: (A+F)/H	2.13%	2.08%	1.69%	1.70%	1.88%	2.11%	1.88%
Return on average assets excluding intangible amortization: (A+C)/(H-I)	2.32%	2.27%	0.73%	0.59%	1.96%	2.30%	1.96%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, hurricane expenses and income taxes (ROA, as adjusted): (A+B+D+E+G)/(H-I)	3.15%	3.07%	3.10%	2.94%	3.19%	3.11%	3.25%

GAAP net income available to common shareholders (A)	$76,025	$73,064	$23,309	$14,821	$50,097	$149,089	$96,953
Amortization of intangibles (B)	1,624	1,626	1,631	906	866	3,250	1,670
Amortization of intangibles after-tax (C)	1,200	1,201	991	551	526	2,401	1,015
Provision for loan losses excluding hurricane provision (D)	2,722	1,600	4,926	2,134	387	4,322	4,301
Total adjustments (E)	-	-	36,935	51,672	789	-	3,709
Adjustments after-tax (F)	-	-	36,935	31,627	590	-	1,128
Income tax expense excluding effect of tax rate change (G)	24,310	23,970	35,873	7,536	30,282	48,280	55,656
Average assets (H)	14,304,483	14,234,369	14,113,936	10,853,559	10,793,770	14,269,620	10,498,143
Average goodwill, core deposits & other intangible assets (I)	975,345	976,451	979,209	462,799	442,380	975,895	429,113

(2) Hurricane expenses includes $32,889 of provision for loan losses and $556 of damage expense related to Hurricane Irma.
(3) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands,	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
except per share data)	2018	2018	2017	2017	2017	2018	2017

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	13.54%	13.38%	4.17%	3.88%	13.83%	13.46%	13.84%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	24.27%	24.33%	7.78%	5.80%	20.09%	24.30%	20.09%

GAAP net income available to common shareholders (A)	$76,025	$73,064	$23,309	$14,821	$50,097	$149,089	$96,953
Amortization of intangibles after-tax (B)	1,200	1,201	991	551	526	2,401	1,015
Average common equity (C)	2,251,412	2,214,302	2,218,549	1,513,829	1,453,099	2,232,959	1,412,639
Average goodwill, core deposits & other intangible assets (D)	975,345	976,451	979,209	462,799	442,380	975,895	429,113

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	36.74%	37.83%	37.05%	53.77%	37.48%	37.28%	39.12%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	37.03%	37.97%	37.35%	39.12%	37.29%	37.49%	37.13%
			-	-	-	-	-
Net interest income (A)	$138,612	$136,209	$136,969	$106,769	$107,352	$274,821	$212,167
Non-interest income (B)	27,673	25,805	27,292	21,457	24,417	53,478	50,887
Non-interest expense (C)	63,228	63,380	63,218	70,846	51,003	126,608	106,144
Fully taxable equivalent adjustment (D)	1,403	1,209	1,983	1,846	2,016	2,612	4,027
Amortization of intangibles (E)	1,624	1,626	1,631	906	866	3,250	1,670

Adjustments:
Non-interest income:
Gain on acquisition	$-	$-	$-	$-	$-	$-	$3,807
Gain (loss) on OREO	1,046	405	176	335	393	1,451	514
Gain (loss) on SBA loans	262	182	-	163	387	444	575
Gain (loss) on branches, equipment and other assets, net	-	7	2	(1,337)	431	7	375
Gain (loss) on securities	-	-	1,193	136	380	-	803
Recoveries on historic losses	-	-	-	-	-	-	-
Total non-interest income adjustments (F)	$1,308	$594	$1,371	$(703)	$1,591	$1,902	$6,074

Non-interest expense:
Merger Expenses	$-	$-	$-	$18,227	$789	$-	$7,516
Hurricane damage expense	-	-	-	556	-	-	-
Vacant properties write-downs	-	-	-	-	47	-	47
Total non-interest expense adjustments (G)	$-	$-	$-	$18,783	$836	$-	$7,563

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
(Dollars in thousands)	2018	2018	2017	2017	2017

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$13.26	$12.89	$12.70	$12.71	$10.32
Tangible book value per common share: (A-C-D)/B	7.52	7.27	7.07	7.06	7.23

Total stockholders' equity (A)	$2,314,013	$2,238,181	$2,204,291	$2,206,716	$1,476,032
End of period common shares outstanding (B)	174,511	173,603	173,633	173,666	143,071
Goodwill (C)	$956,418	$927,949	$927,949	$929,129	$420,941
Core deposit and other intangibles (D)	46,101	47,726	49,351	50,982	21,019

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	15.51%	15.63%	15.25%	15.48%	13.58%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.42%	9.46%	9.11%	9.24%	9.91%
			-	-	-
Total assets (A)	$14,924,120	$14,323,229	$14,449,760	$14,255,967	$10,872,228
Total stockholders' equity (B)	2,314,013	2,238,181	2,204,291	2,206,716	1,476,032
Goodwill (C)	956,418	927,949	927,949	929,129	420,941
Core deposit and other intangibles (D)	46,101	47,726	49,351	50,982	21,019